                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             THE WISER OIL COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             THE WISER OIL COMPANY
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

THE WISER OIL COMPANY
8115 Preston Road, Suite 400
Dallas, Texas 75225



April 22, 1999


Dear Stockholder:

     Your Board of Directors joins me in extending an invitation to attend the 1999 Annual Meeting of Stockholders which will be held on Monday, May 17, 1999 at 4:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas 75225. The meeting will start promptly at 4:00 p.m.

     We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by stockholders.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

                                       Sincerely yours,

                                       /s/ ANDREW J. SHOUP, JR.

                                       ANDREW J. SHOUP, JR.
                                          President and
                                       Chief Executive Officer

                             THE WISER OIL COMPANY
                                 Dallas, Texas

               NOTICE OF ANNUAL MEETING TO BE HELD MAY 17, 1999


To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The Wiser Oil Company (the "Company") will be held at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, on May 17, 1999, at 4:00 p.m., Central Daylight Savings Time, for the purpose of considering and acting upon the following:

     (1) Election of Directors: The election of three Directors each to serve for a three-year term expiring in 2002; and

     (2) Other business: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 26, 1999,
will be entitled to notice of, and to vote at, the Annual Meeting.   A complete
list of such stockholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

     The Annual Report to Stockholders for the year ended December 31, 1998, in which financial statements of the Company are included, was mailed with this Proxy Statement to each stockholder of record at the close of business on March 26, 1999. The Annual Report does not form any part of the material for solicitation of proxies.

     You are urged to sign, date and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.


                                       By Order of the Board of Directors,


                                             /s/   Lawrence J. Finn

                                             Lawrence J. Finn
                                            Assistant Secretary


Dallas, Texas
April 22, 1999

                             THE WISER OIL COMPANY
                         8115 Preston Road, Suite 400
                             Dallas, Texas  75225

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 17, 1999

                              GENERAL INFORMATION


     The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of The Wiser Oil Company (the "Company") in connection with its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 17, 1999, and any adjournment thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 22, 1999.

     If the accompanying proxy is duly executed and returned, the shares of Common Stock of the Company represented thereby will be voted in accordance with the Board of Directors' recommendations herein set forth and, where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until notice thereof has been given to Lawrence J. Finn, Assistant Secretary of the Company. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

     As of March 26, 1999, 8,951,965 shares of Common Stock of the Company were outstanding. Such Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on March 26, 1999, are entitled to receive notice of, and to vote at, the Annual Meeting. Such holders are entitled to one vote for each share so held.

     Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of Directors.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of seven Directors, of which three are to be elected at the Annual Meeting to serve for three-year terms.
The Board of Directors has nominated John W. Cushing, III, Lorne H. Larson and Andrew J. Shoup, Jr. for election to the Board to serve until the Annual Meeting in 2002, and until their successors are duly elected and qualified. Each is a current member of the Board whose term ends at the meeting.

     Unless authority to do so is withheld, it is intended that the proxies solicited by the Board of Directors will be voted for the nominees named. If any of the nominees become unable to serve or for good cause will not serve, the persons named as proxies in the accompanying proxy intend to vote for such substitute nominees as the Board may propose, unless the Board adopts a resolution reducing the number of Directors.

     Set forth below is certain information as of March 1, 1999, concerning the three nominees for election at the Annual Meeting and the four Directors of the Company whose terms will continue after the meeting, including information with respect to the principal occupation or employment of each nominee or Director during the past five years. Except as otherwise shown, each of the nominees and Directors has held the positions shown for at least the past five years.

     Mr. Neuenschwander retired from the Board on August 1, 1998. In February 1999, the Board adopted a resolution, in accordance with the Company's Certificate of Incorporation, decreasing to seven the number of Directors comprising the full Board of Directors.


    Nominees for Election as Directors for Three-Year Term Expiring in 2002


                       Director         Principal Occupation
Name                   Since     Age    and other Directorships
----                   -----     ---    -----------------------

John W. Cushing, III   1986      65     President of Petroleum Services, Inc., a
                                        geologic consulting firm; President of
                                        Hydrocarbon Well Logging, Inc., a well
                                        service and engineering company,
                                        Parkersburg, West Virginia.

Lorne H. Larson        1995      63     Chairman of ProGas Limited, a Calgary,
                                        Alberta, Canada-based company involved
                                        in natural gas marketing, since June
                                        1998; President and Chief Executive
                                        Officer of ProGas Limited, January 1986
                                        to May 1998; Director of Rigel Energy
                                        Corporation, an oil and gas exploration
                                        and production company, since April
                                        1993; and Director of The General
                                        Accident Assurance Company of Canada, a
                                        property and casualty company, since
                                        April 1994. As an officer of ProGas
                                        Limited, Mr. Larson has extensive
                                        experience in the Canadian oil and gas
                                        industry, which represents an important
                                        focus area for the Company.

Andrew J. Shoup, Jr.   1991      63     President and Director of the Company
                                        since July 1, 1991; Consultant to
                                        Pacific Enterprises Oil Company (USA),
                                        an oil and gas exploration and
                                        production company, September 1990-June
                                        1991.


                     Directors Whose Terms Expire in 2001


                       Director         Principal Occupation
Name                   Since     Age    and other Directorships
----                   -----     ---    -----------------------

Jon L. Mosle, Jr.      1994      69     Independent consultant, investor, since
                                        1992; Director of Private Capital of
                                        Ameritrust Texas, N.A., a trust company, 1984 - 1992; currently serves as Director of Southwest Securities Group,
                                        Inc., a holding company primarily for
                                        financial entities, Westwood Trust, a
                                        trust company, Aquila Gas Pipeline
                                        Corporation, a gas transmission company, and Bank of Texas, a national banking association.

A. W. Schenck, III     1986      55     Chairman and Chief Executive Officer of
                                        Fleet Mortgage Group, a mortgage
                                        company, since December 1997. Held
                                        various executive positions with Great
                                        Western Financial Corp., a thrift
                                        savings company, July 1995-August 1997,
                                        and various executive positions with PNC
                                        Bank Corp., a national banking
                                        association, 1989-July 1995.

                     Directors Whose Terms Expire in 2000

                        Director         Principal Occupation
Name                    Since     Age    and other Directorships
----                    -----     ---    -----------------------

Howard G. Hamilton      1974      66     Owner and operator of Palm Pavilion, a
                                         recreational facility in Clearwater,
                                         Florida.

C. Frayer Kimball, III  1972      64     Owner and Vice President of Petroleum
                                         Engineers, Inc., Lafayette, Louisiana,
                                         a consulting engineering firm; Owner
                                         and Vice President of Triumph Energy,
                                         Inc., a producer of oil and gas.


Required Affirmative Vote and Voting Procedures

     The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company's bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of Directors to
be elected, will be elected as Directors of the Company.   Any abstentions or
broker non-votes will have no effect on the election of Directors. The Board of Directors recommends that stockholders vote FOR the election of its nominees for director.

Board of Directors and its Committees

     The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Audit Committee consists of Messrs. Larson, Cushing, and Mosle. The Audit Committee reviews the reports and recommendations of the Company's independent auditors as well as the scope of their review and their compensation, and also meets with representatives of management as appropriate. During 1998, the Audit Committee held two meetings. The Compensation Committee consists of Messrs. Mosle, Kimball, Hamilton and Schenck. The Compensation Committee reviews and recommends to the Board of Directors the remuneration of the executive officers of the Company and administers the Company's 1991 Stock Incentive Plan, 1991 Non-Employee Directors' Stock Option Plan and Equity Compensation Plan for Non-Employee Directors. See "Report of Compensation Committee" contained herein. During 1998, the Compensation Committee held one meeting.

     The Board of Directors held nine meetings in 1998. Five of the eight Directors, Messrs. Cushing, Hamilton, Kimball, Larson and Shoup, attended all meetings of the Board and Committees of which they are members during the period they served on such. None of the Directors attended less than 75% of such meetings.

                              EXECUTIVE OFFICERS

     The following is a list of the names and ages of all the executive officers of the Company, indicating all positions and offices with the Company held by each such person and each such person's principal occupation or employment during the past five years. None of the persons listed has served or is serving as an officer as a result of any arrangement or understanding between him and any other person pursuant to which he was selected as an officer. The executive officers of the Company are elected each year by the Board of Directors at its first meeting following the Annual Meeting of Stockholders to serve during the ensuing year and until their respective successors are elected and qualified.

                                 Positions and Offices Held and Principal
     Name              Age    Occupation or Employment During Past Five Years
     ----              ---    -----------------------------------------------

Andrew J. Shoup, Jr.   63     President and Director of the Company since July
                              1, 1991; Consultant to Pacific Enterprises Oil
                              Company (USA), an oil and gas exploration and production company, September 1990-June 1991.

A. Wayne Ritter        58     Vice President, Acquisitions and Production of the
                              Company since August 16, 1993; Vice President in
                              Charge of Acquisitions of the Company, September
                              1991 - August 1993; Manager of Production - Fort
                              Worth Division of Snyder Oil Corporation, an oil and gas exploration and production company, September 1990 - September 1991.

Kent E. Johnson        61     Vice President of Exploration of the Company,
                              September 27, 1996 -January 1999; Regional
                              Director of Gulf Coast Exploration of Enserch
                              Exploration, an oil and gas exploration and production company, June 1995 - August 1996; Vice
                              President, Exploration Development of DALEN
                              Resources, an oil and gas exploration and production company, March 1994 - June 1995; Vice
                              President, Exploration/Land of PG&E Resources, an oil and gas exploration and production company, May 1989 -March 1994. Mr. Johnson is currently employed as an executive employee of the Company serving in the capacity as a business consultant.

Lawrence J. Finn       54     Vice President, Finance and Chief Financial
                              Officer of the Company since November 1, 1993;
                              President of CWF Energy, Inc., August 1990 -
                              October 1993; Vice President, Finance and Chief
                              Financial Officer of Verado Energy, Inc., March
                              1988 - August 1990.

Allan J. Simus         64     President of The Wiser Oil Company of Canada since
                              August 1, 1994; President and General Manager of
                              LL&E Canada, Ltd., 1988 - July 1994; President of
                              Del Norte Resources Ltd., 1987-1988.


                           SECTION 16(a) COMPLIANCE
                        BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by the Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of such forms furnished to the Company and certain written representations from the directors and executive officers, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and greater than 10% beneficial owners were complied with on a timely basis.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company in 1996, 1997 and 1998 to its President and Chief Executive Officer and each other executive officer of the Company whose aggregate salary and bonus exceeded $100,000 in 1998 (the "Named Executive Officers").


                                                    Summary Compensation Table

                                                   Annual Compensation           Long Term Compensation
                                                   --------------------          ----------------------
                                                                                         Awards
                                                                                 ----------------------
Name and Principal                                                                Number of Securities           All Other
    Position                          Year       Salary ($)      Bonus ($)       Underlying Options (#)       Compensation  ($)
------------------                    ----       -------------------------       ----------------------       -------------------

Andrew J. Shoup, Jr.                  1998       $299,250        $    -0-                  0                    $ 8,610(1)
 President and Chief                  1997        285,000          15,000               40,000                    5,502
 Executive Officer                    1996        265,000         106,000              205,000                    8,652

A. Wayne Ritter                       1998        183,000             -0-                  0                      5,903(1)
 Vice President,                      1997        175,000          10,000               30,000                    5,250
 Acquisitions and                     1996        163,000          48,900              155,000                    5,303
 Production

Kent E. Johnson(2)                    1998        175,000             -0-                  0                      5,883(1)
 Vice President of                    1997        160,000          10,000                7,500                    5,347
 Exploration                          1996         38,693          12,000              100,000                       75

Lawrence J. Finn                      1998        162,000             -0-                  0                      5,088(1)
 Vice President, Finance              1997        152,000          10,000               20,000                    4,529
 and Chief Financial Officer          1996        142,000          35,500               60,000                    4,361

Allan J. Simus(3)                     1998        168,000             -0-                  0                     13,442(4)
 President of                         1997        160,000          10,000               30,000                   12,773
 The Wiser Oil Company                1996        145,000          43,500               90,000                   12,669
 of Canada

--------------------

(1) Consists of (a) matching contributions by the Company in 1998 to the accounts of Mr. Shoup $4,800, Mr. Ritter $3,553, Mr. Johnson $4,104 and Mr. Finn $4,800 under the Company's Savings Plan and (b) matching contributions by the Company in 1998 to the accounts of Mr. Shoup $3,108, Mr. Ritter $1,900 and Mr. Johnson $1,077 under the Company's non-qualified Savings Restoration Plan and (c) the dollar value of life insurance premiums paid by the Company in 1998 for the benefit of Mr. Shoup $702, Mr. Ritter $450, Mr. Johnson $702 and Mr. Finn $288.

(2) Mr. Johnson joined the Company on September 27, 1996 and resigned his position as Vice President of Exploration effective January 1, 1999. Mr. Johnson remains an executive employee of the Company in the capacity as a business consultant.

(3) Mr. Simus is not directly employed by the Company. All amounts reported as salary were earned by him as President of The Wiser Oil Company of Canada, the subsidiary through which the Company conducts its Canadian operations. All amounts are in U.S. dollars using a .645 (Canadian to U.S.) conversion rate.

(4) Consists of (a) $10,113 representing The Wiser Oil Company of Canada's contribution to the Defined Contribution Pension Plan and (b) $3,329 representing the dollar value of life insurance premiums paid by The Wiser Oil Company of Canada in 1998 on two life insurance policies for his benefit.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

     No stock options were granted by the Company to the Named Executive Officers in 1998.

     The following table provides information, with respect to each Named Executive Officer, concerning unexercised options held as of the end of the fiscal year ended December 31, 1998. No Named Executive Officer exercised any options during 1998.

                         FISCAL YEAR-END OPTION VALUES

                          Number of Securities          Value of Unexercised
                         Underlying Unexercised            In-the-Money
                        Options at FY-End (#)(1)      Options at FY-End ($)(2)
Name                   Exercisable  Unexercisable    Exercisable  Unexercisable
----                   -----------  -------------    -----------  -------------

Andrew J. Shoup, Jr.     297,500        42,500          $-0-          $-0-

A. Wayne Ritter          201,250        28,750           -0-           -0-

Kent E. Johnson          101,875         5,625           -0-           -0-

Lawrence J. Finn         100,000        20,000           -0-           -0-

Allan J. Simus           100,500        29,500           -0-           -0-

--------------------

(1) Represents the number of shares of the Company's Common Stock underlying the options held by the Named Executive Officer.

(2) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 31, 1998 was $2.00. Value is calculated on the basis of the difference between $2.00 and the option exercise price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option. No options were "in-the-money" on December 31, 1998.

Pension Benefits

     Each Named Executive Officer, other than Mr. Simus, is covered by the Company's Retirement Income Plan (the "Qualified Plan"), a non-contributory defined benefit pension plan under which retirement benefits are provided to substantially all non-union employees of the Company. The Qualified Plan provides a monthly benefit upon retirement equal to 2 percent of the employee's average monthly earnings (computed generally on the basis of the participant's average monthly earnings for the 60 highest paid consecutive months during the 120 consecutive months immediately preceding the employee's retirement date) for each year of credited service up to 25 years, plus 1 percent of the employee's average monthly earnings (as so computed) for each year of credited service in excess of 25 years. Offset against such amount is an amount equal to 0.5 percent of the lesser of the participant's final average earnings per month or 1/12th of covered compensation (as such terms are used in the calculation of social security benefits) multiplied by years of credited service to a maximum of 35 years. If it would result in a greater payment of monthly benefits than the above calculation, an employee who was a participant in the qualified plan as of December 31, 1992 would receive his monthly retirement income as calculated under the terms of the qualified plan as it existed on such date, using average monthly earnings and credited service as of such date. Pension benefits are calculated on the basis of basic monthly compensation, excluding bonuses and all other forms of special or extra compensation. The Qualified Plan provides for normal retirement at 62 years of age but allows for early retirement beginning at age 55, in which case the extent to which benefits are reduced is based on when the participant elects to receive benefits commencing on or after age 55 and prior to age 62. No reduction is made in the benefit if it commences on or after the attainment of age 62.

     Effective as of December 31, 1998, the Qualified Plan was amended to "freeze" benefits so that no additional benefits will accrue under the Qualified Plan for anyone after December 31, 1998. The amendment does not reduce the benefits accrued under the Qualified Plan on or before December 31, 1998, or affect the amount of any benefit payments now being made pursuant to the Qualified Plan. The amendment provides that no new participants will commence participating in the Plan and no former, terminated or retired participants will resume participating in the Plan after December 31, 1998. The amendment also provides that the accrued benefits of each participant under the Plan became 100% vested as of December 11, 1998.

     Certain executives of the Company also participate in the Company's Retirement Restoration Plan. The Retirement Restoration Plan is a nonqualified deferred compensation plan. The participants in the plan are the Chief Executive Officer and any other employee of the Company (i) who is a participant in the Qualified Plan, (ii) whose annual salary is at least $150,000, and (iii) who has been designated by the Chief Executive Officer to participate in the plan. For 1998, Messrs. Shoup and Ritter were the only Named Executive Officers who were participants in the Retirement Restoration Plan.

     In order to comply with the qualification requirements of the Internal Revenue Code of 1986, the maximum annual retirement benefit that may be accrued and that the Company can fund, and the maximum compensation that may be used in determining future benefit accruals, under the Qualified Plan are subject to certain limitations. The Retirement Restoration Plan provides for the payment of benefits equal to the amount by which (i) the value of the benefits that would have been payable to a participant under the Qualified Plan if such benefits were not limited by such maximum compensation and maximum benefit limitations exceeds (ii) the value of the benefits actually payable under the Qualified Plan.

     Benefits under the Retirement Restoration Plan normally are paid concurrently with the payment of benefits under the Qualified Plan. However, if a participant's employment terminates (other than by reason of death, retirement or disability) within two years following a Change of Control (as defined in the Retirement Restoration Plan), the value of such participant's Retirement Restoration Plan benefits will be distributed to such participant in a single lump sum within 60 days following such termination of employment. Retirement Restoration Plan benefits are payable from the general assets of the Company.

     The following table presents estimated combined annual retirement benefits payable under the Qualified Plan and the Retirement Restoration Plan upon retirement at age 65 for the average annual compensation and for the years of credited service indicated and assumes no election of any available survivor option. The estimated benefits shown are in addition to Social Security benefits. The full years of credited service as of December 31, 1998 for the Named Executive Officers were as follows: Mr. Shoup, 7 years; Mr. Ritter, 7 years; Mr. Johnson, 2 year; and Mr. Finn, 5 years. Messrs. Finn and Johnson are not currently participants in the Retirement Restoration Plan. The amounts reported in the salary column of the Summary Compensation Table included under "Executive Compensation" above are the approximate amounts of compensation taken into account for the purposes of the Qualified Plan and the Retirement Restoration Plan for the years indicated.

           Annual Retirement Benefits for Years of Credited Service

Compensation   10 Years   15 Years   20 Years   25 Years   30 Years   35 Years
------------   --------   --------   --------   --------   --------   --------

$125,000       $ 23444    $ 35,165   $ 46,887   $ 58,609   $ 64,081   $ 69,553
 150,000        28,444      42,665     56,887     71,109     78,831     84,553
 175,000        33,444      50,165     66,887     83,609     91,581     99,553
 200,000        38,444      57,665     76,887     96,109    105,331    114,553
 225,000        43,444      65,165     86,887    108,609    119,081    129,553
 250,000        48,444      72,665     96,887    121,109    132,831    144,553
 275,000        53,444      80,165    106,887    133,609    146,581    159,553
 300,000        58,444      87,665    116,887    146,109    160,331    174,553
 325,000        63,444      95,165    126,887    158,609    174,081    189,553
 350,000        68,444     102,665    136,887    171,109    187,831    204,553

     Employees of The Wiser Oil Company of Canada do not participate in the Qualified Plan or the Retirement Restoration Plan and, therefore, Mr. Simus is not a participant in such plans. Mr. Simus participates in the Defined Contribution Pension Plan. The Wiser Oil Company of Canada does not maintain a defined benefit pension plan.

Directors' Compensation

     Directors who are not employees of the Company receive an Annual Retainer of $12,000, which is payable in quarterly installments of $3,000 each, with the first payment being made in May of each year, and $1,000 for each meeting of the Board of Directors or any Committee of the Board attended. Each Chairman of a
Committee of the Board receives an additional annual fee of $1,000.   Directors
who are employees of the Company or a subsidiary do not receive a retainer or fee for serving on the Board or Committees, for attending meetings of the Board or Committees or for serving as Chairman of a Committee.

     In 1996, the Company adopted The Wiser Oil Company Equity Compensation Plan for Non-Employee Directors (the "Equity Plan"), which allows non-employee Directors to make irrevocable elections prior to the beginning of each plan year to receive their Annual Retainers (i) all in cash, (ii) all in Phantom Shares or
(iii) 50% in cash and 50% in Phantom Shares, and to defer payment of taxes on the equity portion to a subsequent date. A "Phantom Share" is an unsecured, unfunded and nontransferable right to receive from the Company one share of Common Stock, which right will automatically be exercised upon the earlier to occur of (i) the termination of the holder's service as a Director for any reason or (ii) a "Change in Control" of the Company, as defined in the Equity Plan. Non-employee Directors have no right to convert Phantom Shares into Common Stock prior to such time. The number of Phantom Shares that may be acquired by a non-employee Director on any Annual Retainer payment date is determined by dividing the amount of the Annual Retainer, or portion thereof, that the Director has elected to receive in Phantom Shares by the fair market value of a share of Common Stock on the payment date of the Annual Retainer, rounded downward to the nearest whole number. Phantom Shares are fully vested upon issuance. Holders of Phantom Shares receive payments of cash or other property equivalent to dividends paid on outstanding shares of Common Stock, but have no voting or other rights of stockholders with respect to the Phantom Shares. A maximum of 25,000 shares of Common Stock may be issued upon the conversion of Phantom Shares under the Equity Plan. For 1998, Messrs. Mosle, Larson and Schenck each elected to receive all of his $12,000 Annual Retainer in Phantom Shares and were each credited with 3,155 Phantom Shares under the Equity Plan.

     The 1991 Non-Employee Directors' Stock Option Plan as amended, (the "Directors' Plan") is intended to enhance the mutuality of interests between the Directors and stockholders of the Company and to assist the Company in attracting and retaining able Directors. Under the Directors' Plan, on the first business day following each Annual Meeting of Stockholders, each Director who is not an employee of the Company or a subsidiary is granted a nonstatutory stock option to purchase 1,500 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date the option is granted. The Directors' Plan also provides for the grant of an option to purchase 5,000 shares of Common Stock to each newly elected non-employee Director upon such person's initial election to the Board. In February 1997, the Directors' Plan was amended to provide for, in addition to the annual and initial option grants described above, a one-time grant on the date of the 1997 Annual Meeting of Stockholders to each non-employee Director serving on that date of an option to purchase, at an exercise price equal to the fair market value of the Common Stock on the date of grant, a number of shares of Common Stock equal to 5,000 less the number of shares covered by all options previously granted to such Directors under the Directors' Plan. All options granted under the Directors' Plan become exercisable six months from the date of grant and expire ten years from the date of grant. The Directors' Plan provides that, upon termination of service as a Director for any reason other than removal for cause, all outstanding options previously granted to the non-employee Director under the Directors' Plan will become immediately exercisable in full and will remain exercisable until the earlier to occur of the original expiration date of the option or three years from the date of termination of service, provided that if a Director voluntarily retires or resigns the post-termination of service exercise period may not exceed the duration of such Director's period of service as a Director of the Company. The Directors' Plan also provides that, upon removal of a Director for cause, all unvested options will immediately terminate and all unexpired vested options will be exercisable for a period of 90 days after removal. The total number of shares which may be issued under the Directors' Plan is limited to 65,000 shares of Common Stock. Pursuant to the terms of the Directors' Plan, on May 19, 1998, an option to purchase 1,500 shares of Common Stock at an exercise price of $11.94 per share was granted to each person then serving as a non-employee Director.

Employment Agreements

     On July 1, 1991, the Company entered into an employment agreement with Andrew J. Shoup, Jr. The employment agreement, as amended effective April 1, 1997, provides that Mr. Shoup will serve as President and Chief Executive Officer of the Company through the close of business on March 31, 2000, unless extended by agreement of the parties for an annual salary of not less than $200,000 per year. In addition to such annual salary, which may be increased from time to time by the Board of Directors, Mr. Shoup is entitled to be paid "additional incentive compensation" in such an amount, and based on the accomplishment of such performance objectives established by the Company, as may be determined by the Compensation Committee for each year. Upon execution of the employment agreement, Mr. Shoup was awarded 5,000 restricted shares of Common Stock and nonstatutory options to purchase 10,000 shares of Common Stock, vesting over a four-year period beginning June 30, 1994, under the Company's 1991 Stock Incentive Plan. The agreement also provides that Mr. Shoup will be covered by such other employee benefit plans as are applicable to executive employees of the Company.

     A. Wayne Ritter entered into an employment agreement with the Company effective January 24, 1994. The employment agreement, which was amended effective January 1, 1999, provides that Mr. Ritter will serve as Vice President, Acquisitions and Production of the Company through the close of business on March 31, 2000, unless such term is extended by agreement of the parties for an annual salary not less than his salary in effect on April 1, 1997. The agreement also provides that Mr. Ritter will be covered by such employee benefit plans as are applicable to executive employees of the Company.

     Kent E. Johnson entered into an employment agreement with the Company effective September 30, 1996. The employment agreement, which was amended effective January 1, 1999, provides that Mr. Johnson will remain in the employ of the Company as an executive serving in the capacity as a business consultant to the Company through the close of business on March 31, 2000, unless such term is extended by agreement of the parties for an annual salary not less than his salary level in effect on April 1, 1997. The agreement also provides that Mr. Johnson will be covered by such employee benefit plans as are applicable to executive employees of the Company. Mr. Johnson resigned from his office as Vice President of Exploration of the Company effective January 1, 1999.

     Lawrence J. Finn entered into an employment agreement with the Company effective November 1, 1993. The employment agreement, which was amended effective January 1, 1999, provides that Mr. Finn will serve as Vice President, Finance and Chief Financial Officer of the Company through the close of business on March 31, 2000, unless such term is extended by agreement of the parties, for an annual salary not less than his salary level in effect on April 1, 1997. The agreement also provides that Mr. Finn will be covered by such employee benefit plans as are applicable to executive employees of the Company.

     Allan J. Simus entered into an employment agreement with The Wiser Oil Company of Canada effective August 1, 1994. The employment agreement, which was amended effective January 1, 1999, provides that Mr. Simus will serve as President of The Wiser Oil Company of Canada through the close of business on March 31, 2000, unless such term is extended by agreement of the parties for an annual salary not less than his salary level in effect on April 1, 1997. Mr. Simus participates in the Registered Retirement Savings Plan of The Wiser Oil Company of Canada, which is comparable to the Company's Savings Plan. Mr. Simus also participates in The Wiser Oil Company of Canada Defined Contribution Pension Plan.

     The employment agreements described above provide that the employment of the Named Executive Officer can be terminated by the Company only for illness, disability or death, or for cause. Under the employment agreements if the employment of the employee is terminated by the Company for cause or the employee for any reason other than death within 12 months following a "Change in Control" of the Company, the employee will be paid an amount equal to three times the employee's base salary in effect at the time of his termination, the value of one year's worth of benefits provided to him as an employee during the one year preceding his termination, and a "Gross-Up Payment" for purposes of making the employee whole in the event an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (including penalties or interest thereon), is imposed with respect to any payment or distribution made by the Company to or for the benefit of the employee under the employment agreement or otherwise. A "Change in Control" generally means the occurrence of any of the following events: (i) an acquisition by any person of 25% of the voting power of the Company's Common Stock, (ii) a tender offer to buy at least 50% of the voting stock of the Company or the purchase of any such shares pursuant to a tender offer, (iii) an agreement or plan is approved by stockholders providing for the Company to be merged, consolidated or otherwise combined with another company wherein the former stockholders of the Company will own less than a majority of the voting power of the surviving corporation, (iv) the approval by stockholders of a liquidation of all or substantially all the assets of the Company or a distribution to stockholders of 30% in value of the Company's assets or (v) if at any time less than 60% of the members of the Board of Directors of the Company are individuals who either were Directors on the effective date of the employment agreement or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the Directors still in office who were Directors on the effective date of such agreement or who were so approved. The employment agreement with Mr. Simus contains similar provisions relating to a Change in Control of the Company or The Wiser Oil Company of Canada.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation for the executive officers of the Company is administered by the Compensation Committee of the Board of Directors, which consisted of four independent directors during 1998. Mr. Mosle is Chairman of the Committee. The Committee oversees all compensation arrangements involving the executive officers.

     The following is the Compensation Committee's report on 1998 executive compensation practices for the executive officers of the Company. The following report of the Compensation Committee and the information that follows the report relating to the Stock Performance Graph below shall not be deemed to be "soliciting material" or to be "filed" with the Commission's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Executive Compensation Policies

     The Company's executive compensation package consists of a base salary, annual incentive bonuses, and stock options or restricted stock.

     The Company is committed to providing competitive annual cash compensation to its management. Base salaries are positioned near the median of competitive practices to enhance retention and attraction of skilled and talented management.

     Annual incentive bonuses as a percent of salary are paid based upon an evaluation of performance using criteria set at the beginning of each year. Objectives for the bonus plan provide incentives focusing management on achievement of shorter-term goals that serve as milestones for the ultimate attainment of the Company's strategic goals. The bonus plan reinforces a pay-for-performance philosophy by linking a portion of management pay to well-defined annual performance objectives that are consistent with the Company's strategic plans and value creation imperatives.

     Management may be entitled to receive long-term equity incentive award in the form of stock options or restricted stock. The value of the grants is linked to the achievement of sustained value creation and consistent operating efficiencies. An important objective of the long-term equity incentive is to provide management with opportunities to acquire and retain Company stock. The Company encourages stock ownership to ensure that top management's interests are closely aligned with the interests of existing stockholders.

Relationship of Compensation to Performance Under Compensation Plans

     The Company is focused on a growth strategy concentrating on risk-managed exploration, strategic acquisitions of proved reserves, and aggressive utilization of its assets. The Company's executive pay strategy is designed to support this business direction through competitive base salaries, annual incentive bonuses, and stock option or restricted stock awards with comparable incremental vesting requirements, thereby creating a substantial focus on value creation for stockholders.

     The Company's base salary objective is to position all members of management near their target midpoints over time. Target midpoints are positioned to approximate the median of competitive practices. In February 1998, the Committee reviewed and approved base salary increases for certain executive officers that were implemented in March 1998. The Committee reviewed industry standards, increases in cost of living and the Company's goal to approximate the median of competitive practices with respect to base salaries. The Company's policy is to pay executive officers a base salary with performance rewarded by a cash incentive bonus and stock option or restricted stock awards after a review of all indices of performance and the Chief Executive Officer's evaluation of individual performance contributions during the year.

      Bonuses are awarded based on both the overall performance results of the Company relative to expectations and on individual overall contributions to 1998 results. Operating cash flow, reserve replacement and increases in reserve values are primary performance measures providing the basis for determination of the size of incentive awards. Each year the Committee proposes threshold, target and distinguished performance goals for each measure. The process is designed to obtain achievement of performance goals based on measures for awards to be earned. Performance measures and goals are reevaluated annually, and in making an award, the Committee may reflect other relevant performance results as identified in the following paragraph.

     Due to the effects of uncontrollable factors in the oil and gas industry, such as oil and gas prices, an evaluation of Company performance based on only one or two measures may not provide a complete picture of overall Company performance. As a consequence, the Committee annually looks at other important indicators of performance, such as reserve growth, lease operating expenses, finding costs, administrative expenses, and returns to stockholders. Based on the results of these assessments and an evaluation by the Committee of individual executive performance, the Committee may adjust awards to reflect individual performance.

     Long-term incentives are an essential component of the Company's pay package for the top executives most accountable for the Company's strategic direction. At this time, stock options are the Company's primary long-term incentive reward vehicles. To reflect pay strategy objectives and competitive practices, the Committee has approved stock option grant ranges for use in determining awards. The grant ranges assume that stock options will be awarded annually, with an option price equal to the fair market value on the date of grant, and with incremental vesting restrictions.

     In addition to external considerations such as competitive practices, the Committee considers a number of factors in determining stock option awards, including Company success in achieving annual and strategic goals, assessment of executive contributions to the Company, the level of the executive's commitment to owning Company stock, and the expected future role and contribution of the executive to the overall success of the Company.

     No annual incentive bonuses or stock options were granted by the Committee for 1998 because the severe weakness in oil and gas prices has necessitated the need to conserve cash assets. In December 1998, the Board of Directors approved plans to implement an aggressive cost reduction program, which included a significant reduction in the Company's work force in both Dallas and Calgary, suspending payment of the common stock dividends, and curtailing drilling and other discretionary capital expenditures.

1998 Compensation for the Chief Executive Officer

     The Company's policy is to pay executive officers a base salary increased primarily as a matter of cost of living, with performance rewarded by incentive bonus and stock option or restricted stock awards after a review of all indices of performance, including the Company's substantial progress to date in becoming more active in exploration, acquisition and development activities, the Company's performance relative to expectations, and a desired pay target designed to reflect competitive practices. On February 23, 1998, the Committee approved an increase in Mr. Shoup's salary from $285,000 to $299,250 per annum. The Committee considered industry standards and the Company's goal to approximate the median of competitive practices with respect to base salaries.

     In January 1999, Mr. Shoup voluntarily reduced his annual salary from $299,250 to $200,000.

Impact of the Omnibus Budget Reconciliation Act of 1993 (OBRA)

     The passage of OBRA has created a limitation on the deductibility of executive officer pay in excess of $1 million for any individual. The Committee does not foresee current compensation arrangements generating non-performance-based pay that exceeds this level, and it therefore has no immediate plans to modify the Company's compensation arrangements, except as described herein.

                             By the Compensation Committee:

                             Jon L. Mosle, Jr., Chairman
                             Howard G. Hamilton
                             C. Frayer Kimball, III
                             A. W. Schenck, III

     The following graph compares yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1998, with the cumulative total return of the Broad Market Index, which is an index of companies on the S&P 500 Index, and an index of peer companies selected by the Company.

                            Stock Performance Graph



                                  December 31

                              1993    1994     1995     1996     1997     1998

     The Wiser Oil Company   $ 100  $ 83.49  $ 72.41  $120.19  $ 86.59  $ 13.25
     Peer Group Index          100    94.66   109.04   155.93   147.72    80.92
     Broad Market Index        100   101.32   139.40   171.41   228.59   293.92


     Companies in the peer group are as follows: Equity Oil Company; Forest Oil Corporation; Plains Resources, Incorporated; Swift Energy Company; Tom Brown, Inc.; and XCL Ltd. The Stock Performance Graph and calculations were provided to the Company by Media General Financial Services. The graph and calculations assume $100 invested at the closing sale price on December 31, 1993, and reinvestment of dividends.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The only shareholders known to the Company to own beneficially more than 5% of the Company's Common Stock outstanding as of March 1, 1999 were:


                                          Number of Shares
     Name and Address                    Beneficially Owned    Percent of Class
     ----------------                    -------------------   ----------------

     Dimensional Fund Advisors Inc.          567,575(1)              6.34%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401

     Cross Timbers Oil Company               775,000(2)              8.70%
     810 Houston St., Suite 2000
     Fort Worth, Texas 76102
     Cross Timbers Trading Company
     810 Houston St., Suite 2000
     Fort Worth, Texas 76102

     --------------------

     (1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 567,575 shares of the Company's Common Stock as of December 31, 1998, all of which shares are held in portfolios of four investment companies for which Dimensional serves as an investment advisor, and certain other investment vehicles including commingled group trusts, for which Dimensional serves as an investment manager. In its capacity as investment advisor and investment manager, Dimensional possesses both voting and investment power over these shares. Dimensional disclaims beneficial ownership of all such shares. The foregoing information was obtained from Dimensional and from a Schedule 13G dated February 11, 1999 filed by Dimensional with the Commission.

     (2) Cross Timbers Oil Company, a Delaware corporation, is deemed to have beneficial ownership of 775,000 shares of Common Stock, including 525,000 held by Cross Timbers Trading Company, a Texas corporation and a wholly-owned subsidiary of Cross Timbers Oil Company. Cross Timbers Oil Company has the sole voting power and dispositive power with respect to the 250,000 shares of Common Stock it beneficially owns directly, and shares voting and dispositive power with Cross Timbers Trading Company with respect to the 525,00 shares of Common Stock it beneficially owns indirectly through Cross Timbers Trading Company. These shares were purchased for and are held for investment purposes by Cross Timbers Oil Company and Cross Timbers Trading Company. The foregoing information was obtained from Cross Timbers Oil Company and from a Schedule13D dated October 19, 1998 filed by Cross Timbers Oil Company and Cross Timbers Trading Company with the Commission.

     The following table sets forth as of March 1, 1999, unless otherwise indicated, the beneficial ownership of Common Stock of the Company by each Director of the Company, including the current nominees, each Named Executive Officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement and all Directors and executive officers as a group. The numbers of shares indicated as being beneficially owned by the persons and group listed in the following table are based on information furnished to the Company by the Directors and executive officers. Unless otherwise indicated in the footnotes below, each individual and the members of the group have sole voting and investment power with respect to the shares indicated as being owned by them.

                                                Number of
                                           Shares Beneficially    Percent
     Name                                         Owned           of Class
     ----                                  -------------------    ---------

     Directors

     John W. Cushing, III                       11,431 (1)(2)       *
     Howard G. Hamilton                         48,436 (1)(2)       *
     Jon L. Mosle, Jr.                          27,700 (1)(2)       *
     A. W. Schenck, III                         10,540 (2)          *
     Lorne H. Larson                             9,000 (2)          *
     C. Frayer Kimball, III                     19,583 (1)(3)       *
     Andrew J. Shoup, Jr.                      333,750 (4)         3.60%

     Named Executive Officers (excluding
      any Director named above)

     A. Wayne Ritter                           216,875 (5)         2.37%
     Kent E. Johnson                           105,750 (6)         1.17%
     Lawrence J. Finn                          115,500 (7)         1.27%
     Allan J. Simus                            115,000 (1)(8)      1.27%

     Group

     All Directors and executive officers
      as a group (11 persons, including
      those named above)                     1,013,565 (1)(9)     10.29%

     --------------------
          *  Less than 1%

     (1) Includes shares owned by spouses and children (Mr. Cushing, 665 shares; Mr. Hamilton, 33,500 shares; Mr. Kimball, 455 shares; Mr. Mosle, 5,000 shares; Mr. Simus, 500 shares; and all Directors and executive officers as a group, 40,120 shares), as to which, in each case, the Directors and executive officers disclaim beneficial ownership.

     (2) Includes, for each such person, 8,000 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

     (3) Includes 7,250 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

     (4) Includes 313,750 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (5) Includes 211,875 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (6) Includes 103,750 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (7) Includes 107,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (8) Includes 110,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (9) Includes an aggregate of 894,625 shares covered by presently exercisable stock options held by Directors and executive officers.

     Under the proxy rules of the Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen & Co. as independent auditors to audit the books and accounts of the Company for the year ending December 31, 1999. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting with an opportunity to make a statement and respond to appropriate questions addressed to them.

                           EXPENSES OF SOLICITATION

     The costs and expenses of preparing and mailing this proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company (who will receive no special compensation therefor) may solicit proxies by telephone, telegraph or personal interview. The Company will request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                            STOCKHOLDERS' PROPOSALS

     If a stockholder intends to present a proposal for action at the 2000 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be submitted in writing and received by the Company by December 10, 1999. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals. Proposals and nominations should be addressed to the Assistant Secretary of the Company, Lawrence J. Finn, 8115 Preston Road, Suite 400, Dallas, Texas 75225.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be deemed to be authorized to vote or otherwise act thereon in accordance with their judgment.


                                       By Order of the Board of Directors


                                              /s/ Lawrence J. Finn

                                              Lawrence J. Finn,
                                             Assistant Secretary

Dallas, Texas
April 22, 1999



     A copy of the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available without charge to each person whose proxy is solicited hereby upon written request directed to Joyce M. Moore, The Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, Texas 75225.

THE WISER OIL COMPANY

Annual Meeting of Stockholders               This Proxy is Solicited
To Be Held May 17, 1999                      on Behalf of the Board of Directors

     The undersigned stockholder of The Wiser Oil Company (the "Company") hereby constitutes and appoints A. Wayne Ritter, Lawrence J. Finn and Mark A. Kirk, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held Monday, May 17, 1999, at 4:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, and any adjournment thereof, and if then personally present to vote thereat all the shares of common stock of the Company held of record by the undersigned on March 26, 1999 as follows, and in the discretion of the proxies on all other matters properly coming before the meeting or any adjournment thereof.

(1)  In the election of Directors for a term of three years expiring in 2002:

     ( )  FOR all nominees listed      ( )  WITHHOLD AUTHORITY to
          below (except as marked           vote for all nominees listed
          to the contrary below)            below

          John W. Cushing, III, Lorne H. Larson and Andrew J. Shoup, Jr.

     INSTRUCTION:   To withhold authority to vote for any individual nominee(s)
     write the name(s) of such nominee(s) on the line provided below:


--------------------------------------------------------------------


(2)  To transact such other business as may properly come before the meeting.

Please complete, date and sign this Proxy Card on the reverse side and return it promptly in the enclosed business reply envelope.

     The shares represented by this proxy will be voted as directed herein, or, if no direction is given, FOR the election of the nominees proposed by the Board of Directors. A vote for the election of the nominees listed on the reverse side includes discretionary authority to vote for a substitute if any of the nominees listed becomes unable to serve or for good cause will not serve. The proxies will vote in their sole discretion upon such other business as may properly come before the meeting.

     The undersigned hereby revokes all previous proxies for such Annual Meeting, hereby acknowledges receipt of the Notice of such Annual Meeting and the Proxy Statement furnished therewith, and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

                    Date                                          , 1999
                        ------------------------------------------

                    ----------------------------------------------

                    ----------------------------------------------

                    Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give your full title as such. For joint accounts, each joint owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.